Exhibit 23.3

Consent of Independent Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Aterian, Inc., of our independent auditors’ report dated May 5, 2021, relating to the combined carve- out financial statements of 9830 MacArthur, LLC & Subsidiaries ecommerce business under the brands Mueller, Pursteam, Pohl and Schmitt and Spiralizer included in Aterian, Inc.’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 14, 2021.

BOECKERMANN GRAFSTROM & MAYER, LLC

St. Paul, Minnesota

May 28, 2021